LOAN AND SECURITY AGREEMENT

$100,000                                                    Salt Lake City, Utah
                                                            29 November 2000

         FOR VALUE RECEIVED, the undersigned NEXTSTEP BROADBAND CORPORATION a Delaware corporation ("Company"), hereby promises to pay to HEADWATERS INCORPORATED, a Delaware corporation ("Holder"), at such place as Headwaters may reasonably specify, in lawful money of the United States of America, the principal amount of $100,000 on April 4, 2001 (the "Maturity Date"), plus interest on the principal amount outstanding from time to time hereunder at a rate equal to the lesser of (i) the maximum lawful rate or (ii) ten percent (10%) per annum. Interest shall be due and payable on the Maturity Date. Interest shall be computed on the basis of a 365 or 366-day year, as applicable.

         1. Advances; Payments. On before the date of this Loan and Security Agreement (the "Agreement") and subject to the accuracy of Company's representations, Holder will deliver to Company in immediately available funds the principal amount specified above.

                  All payments under this Agreement shall be applied first to fees and expenses, then to interest and then to principal. Any principal or interest payments on this Agreement outstanding after the occurrence and during the continuance of a default under this Agreement shall bear interest at a rate equal to the lesser of (i) the lawful legal rate or (ii) five percent (5%) above the interest rate otherwise applicable under this Agreement.

         2. Secured Agreement. To secure repayment of all obligations evidenced by this Agreement and performance of all of Company's obligations hereunder, Company grants Holder a first priority security interest in all of Company's inventory, accounts, equipment, cash, deposit accounts, securities, Intellectual Property (as defined in Exhibit A hereto), chattel paper, general intangibles and instruments, now existing or hereafter arising, and all proceeds thereof, as such terms are defined in the Uniform Commercial Code (the "UCC"), whether now owned or hereafter acquired, or any value received in exchange for any of the foregoing (collectively, the "Collateral") as set forth in Exhibit A. Company shall take such actions as Holder reasonably requests from time to time to perfect or continue the first priority security interest granted hereunder including, without limitation, filing UCC-1 financing statements in connection therewith. Company, except in the ordinary course of business, shall not dispose of or encumber all or any substantial part of the Collateral without prior written consent of Holder.

         3.       Representations, Warranties and Covenants of Company.

                  (a) Corporate Existence and Authority. Company is and will continue to be duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Company is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Company. Company has all requisite power to transact the business it transacts and proposes to

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transact, to execute and deliver this Agreement, and all other documents and agreements contemplated by this Agreement, and to perform the provisions of this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and all other documents and agreements contemplated by this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Company. This Agreement, and all other documents and agreements contemplated by this Agreement have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, Company enforceable against Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                  (b) No Conflicts. The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement, and any other documents or agreements contemplated by this Agreement will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which Company is a party or by which Company or any of its properties or the Collateral is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to Company or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to Company, which could have a material adverse effect on Company.

                  (c) Place of Business; Location of Collateral. The address set forth in Section 8(c) of this Agreement is Company's chief executive office. The Collateral is located at Company's chief executive office. Company will give Holder prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Company's chief executive office.

                  (d) Title to Collateral; Permitted Liens. Company is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by Company and inventory on consignment. The Collateral is subject only to the existing lien of Headwaters Incorporated and Donald Danks under that certain Loan and Security Agreement dated as of 6 October 2000. At or before the date of this Agreement, the Company will obtain a subordination agreement for the existing lien satisfactory to Holder in order to make Holder's lien hereunder of first priority. Holder now has, and will continue to have, a first priority perfected and enforceable security interest in all of the Collateral, subject to the purchase money, consignor or lessor security interests, and Company will at all times defend Holder and the Collateral against all claims of others (subject to the rights of holders of purchase money, consignor or lessor security interests in certain equipment and inventory). So long as the loan is outstanding, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Company is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or

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impair Company's right to remove any Collateral from the leased premises
(subject to statutory rights of landlords). Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Company shall, whenever requested by Holder, use its best efforts to cause such third party to execute and deliver to Holder, in form acceptable to Holder, such waivers and subordinations as Holder shall specify, so as to ensure that Holder's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Company will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

                  (e) Maintenance of Collateral. Company will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Company will not use the Collateral for any unlawful purposes. Company will immediately advise Holder in writing of any material loss or damage to the Collateral.

                  (f) Books and Records. Company has maintained and will maintain at Company's chief executive office complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

                  (g) Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Holder have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and fairly reflect the financial condition of Company, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Holder and the date hereof, there has been no material adverse change in the financial condition or business of Company.

                  (h) Compliance with Law. Company has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Company's ownership of real or personal property, the conduct and licensing of Company's business, and all environmental matters.

                  (i) Litigation. There is no material claim, suit, litigation, proceeding or investigation pending or (to the best of Company's knowledge) threatened by or against or affecting Company in any court or before any governmental agency (or any basis therefor known to Company) which could normally or reasonably be expected to result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Company, or in any material impairment in the ability of Company to carry on its business in substantially the same manner as it is now being conducted. Company will promptly inform Holder in writing of any material claim, proceeding, litigation or investigation in the future threatened or instituted by or against Company.

                  (j) Use of Proceeds. All proceeds of the loan shall be used solely for payment of payroll taxes and withholdings.

                  (k) Intellectual Property. Company possesses all material licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names and any other tangible

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or intangible or intellectual property rights, or rights thereto, required to conduct its business substantially as now conducted, without actual knowledge of conflict with the rights of others.

                  (l) Indebtedness. Except for the loan evidenced by this Agreement, the loans secured by the existing Danks and Headwaters 6 October 2000 lien and agreements entered into in the ordinary course of business, Company has no outstanding indebtedness of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments).

                  (m) Disclosure. No representation or other statement made by Company to Holder contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Holder not misleading.

                  (n) Performance. Company shall pay the principal of and interest on the loan evidenced by this Agreement in the manner provided in this Agreement. The obligation of Company described in the preceding sentence is absolute and unconditional, irrespective of any tax or accounting treatment of such obligation including without limitation any documentary stamp, transfer, ad valorem or other taxes assessed by any jurisdiction in connection with this transaction.

                  (o) Stay, Extension and Usury Laws. Company agrees (to the extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Company from paying all or a portion of the principal of, finance fee, or interest on the loan contemplated by this Agreement, wherever enacted, now or at any time hereinafter in force, or that may materially affect the covenants or the performance of this Agreement in any manner inconsistent with the provisions of this Agreement. Company expressly waives all benefit or advantage of any such law. If a court of competent jurisdiction prescribes that Company may not waive its rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the principal shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with this Agreement, and any amount of interest paid by Company that is deemed illegal shall be deemed to have been a prepayment of principal on the loan.

                  (p) Taxes. Company shall make all necessary tax filings and reports and pay prior to delinquency all taxes, assessments and governmental levies that may be imposed upon Company, except as contested in good faith and by appropriate proceedings.

                  (q) Limitations on Indebtedness. Without Holder's prior written consent, Company shall not, directly or indirectly, create, incur, assume, suffer to exist or otherwise in any manner become liable or commit to become liable for any indebtedness other than the 6 October 2000 Loan and Security Agreement, the indebtedness to the Holder under this Agreement and indebtedness incurred in the ordinary course of business not in excess of $50,000 in the aggregate.

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

                  (r) Insurance. Company shall maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Company operates.

                  (s) Reports. Company will provide Holder with quarterly company-prepared financial statements within 35 days after the end of each month and such additional financial and other information as Holder may reasonably request from time to time.

                  (t) Insurance. Company will maintain insurance on the Collateral that includes a Lender's loss payable endorsement in favor of Holder as an additional loss payee. Company will maintain insurance in a form acceptable to Holder relating to the Collateral and Company's business in amounts and of a type that are customary to businesses similar to Company's.

                  (u) Consolidation. Company will not merge or consolidate with any person or entity, or make any investments, or dispose of any substantial portion of its assets without Holder's prior written consent, unless such merger, consolidation, or disposal shall result in the payment in full of all debt, including without limitation any principal and interest outstanding pursuant to this Agreement, owed by Company to Holder.

         4.       Prepayments.

                  (a) Optional. Company may, from time to time, prepay the loan evidenced hereby, in whole or in part, so long as each partial prepayment of principal is equal to or greater than $50,000, and Company has given Holder two
(2) or more business days' written notice of such optional prepayment. Any such optional prepayment of principal shall be without premium or penalty. Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under this Agreement at the time of such prepayment.

                  (b) Mandatory. Unless otherwise agreed to by Holder, Company shall prepay the loan to the extent of the net institutional financing proceeds actually received by Company. In the event that Company completes any financing transaction whatsoever from and after the date of this Agreement which is non-institutional financing, including without limitation any public or private placements of debt or equity, Company shall prepay the loan from the first $1 million raised.

         5.       Optional Conversion.

                  (a) At Holder's option, the outstanding principal balance and all accrued interest shall be convertible, without the payment of any additional consideration by the Holder and at the option of the Holder, into the Company's preferred or common stock (the "Securities") pursuant to the terms of this Section. In the event the Holder elects to convert, Company shall issue the Securities to Holder as issued in a Company private placement of its Securities in which

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

the Company raises more than $500,000 in the aggregate after the date hereof by converting outstanding principal balance and all accrued interest under the loan evidenced by this Agreement into such Securities at a price per share that is equal to the average price per share paid by all third party investors in such financing. The outstanding principal shall continue to accrue interest, and Company shall be obligated to pay such interest, according to the terms and conditions of this Agreement until the Conversion Date (as defined below).

                  (b) In order for the Holder to convert all amounts owing under this Agreement into Securities, Holder shall deliver a written notice to Company that the Holder elects to convert. Any conversion made at the election of the Holder shall be deemed to have been made immediately prior to the close of business on the date Company is deemed to have received such notice, and the Holder or its nominee or nominees entitled to receive the Securities shall be treated for all such purposes as the record holder or holders of such Securities on such date (the "Conversion Date"). Company shall have no obligation to issue any fractional shares upon conversion. Any fractional shares shall be rounded up to the nearest whole share.

         6. Fees and Expenses. Company shall pay all costs and expenses, including reasonable attorney's fees of Holder's counsel, incurred in the preparation of this Agreement and the other documents executed in connection with this Agreement. Company shall also have delivered to Holder warrants to purchase stock, in form reasonably acceptable to Holder ("Warrants", together with the Agreement and any other documents delivered in connection with this Agreement, the "Loan Documents"). Company shall pay all reasonable and actual costs that Holder incurs in enforcing this Agreement or exercising any rights with respect to the Collateral, including without limitation reasonable attorneys' fees and expenses.

         7.       Events of Default; Remedies.

                  (a) Events of Default Defined; Acceleration of Maturity. If any of the following events ("Events of Default") shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise):

                           (i) default shall be made in the payment of the principal of, or interest on, the loan when and as the same shall become due and payable, whether at stated maturity, by acceleration, upon a mandatory prepayment due date or otherwise; or

                           (ii) default shall be made in the performance or observance of any covenant, agreement or condition contained in this Agreement or in any of the other Loan Documents, and such default shall have continued for a period of five (5) business days following receipt of written notice of such default, provided however, that failure by any party to give notice of such default shall not relieve Company from any liability under this Section; or

                           (iii) Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property and assets, (2) be generally unable to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the United States Bankruptcy Code or similar law or regulation (as now or

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

         hereafter in effect), (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or other law or regulation, (7) dissolve,
         (8) take any corporate action under any applicable law analogous to any of the foregoing, or (9) take any corporate action for the purpose of effecting any of the foregoing; or

                           (iv) a proceeding or case shall be commenced, without the application or consent of Company in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of it or for all or any substantial part of its assets, or (3) similar relief in respect of Company, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code or other similar law or regulation, against Company; or action under the laws of any jurisdiction affecting Company analogous to any of the foregoing shall be taken with respect to Company and shall continue unstayed and in effect for any period of sixty (60) days; or

                           (v) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against Company and Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within sixty (60) days from the date of entry thereof and within said period of sixty (60) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $100,000; or

                           (vi) any representation or warranty made by Company in this Agreement, or any other documents or agreements contemplated hereby and thereby or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall be false or incorrect in any material respect on the date as of which made;

then (x) upon the occurrence of any Event of Default described in Section 7(a)(iii) or (iv), the unpaid principal amount of the loan, together with the interest accrued thereon and all other amounts payable by Company under this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company or (y) upon the occurrence of any other Event of Default, Holder may, by notice to Company indicating the Event or Events of Default, declare the unpaid principal amount of the loan to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all other amounts payable by Company hereunder. Failure by the Holder to indicate any Event of Default in any one notice shall not preclude the Holder from indicating such omitted Event or Events of Default in future notices and shall not relieve Company of any liability under this Agreement, nor constitute a waiver of Holder's rights under this Agreement.

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

                  (b) Suits for Enforcement. If any Event of Default shall have occurred and be continuing, Holder may proceed to protect and enforce its rights against Company, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or Holder may proceed to enforce the payment by Company of all sums due under this Agreement or to enforce any other legal or equitable right of Holder including without limitation all rights of a secured party under the UCC.

                  Company covenants that, if it shall default in the making of any payment due hereunder or in the performance or observance of any agreement contained in this Agreement, it will pay to Holder such further amounts, to the extent lawful, to cover any reasonable costs and expenses of collection or of otherwise enforcing Holder's rights, including without limitation the reasonable counsel fees and costs and expenses incurred in connection with any restructuring, negotiation, refinancing, workout, bankruptcy or other similar transaction or proceeding. The obligations set forth in this paragraph shall survive the payment in full of the loan.

                  (c) Remedies Cumulative. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  (d) Remedies Not Waived. No course of dealing between Company and any other person and no delay or failure in exercising any rights hereunder or under the loan in respect thereof shall operate as a waiver of Holder's rights.

         8.       Miscellaneous.

                  (a) Reliance on and Survival of Representations. All representations, warranties, covenants and agreements of Company herein shall be deemed to be material and to have been relied upon by Holder and shall survive the execution and delivery of this Agreement and of the securities, for so long as the loan remains outstanding.

                  (b) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Company, Holder and each of their respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of the loan. Holder shall be permitted to transfer the securities in accordance with their terms and in accordance with applicable restrictions under applicable federal and state securities laws.

                  (c) Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as follows, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section:

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                           1)       if to Company:

                                    NextStep Broadband Corporation
                                    20812 Lassen Street
                                    Chatsworth, CA  91300
                                    Attn: President
                                    Telephone:  (818) 407-2760
                                    Telecopy:    (818) 407-2762

                                    if to Holder:

                                    HEADWATERS INCORPORATED
                                    11778 S. Election Drive, Suite 210
                                    Draper, UT  84020
                                    Attn: CFO
                                    Telephone: (801) 984-9400
                                    Telecopy:  (801) 984-9410



                  Any such notice or communication shall be deemed to have been duly given on the fifth day after being so mailed, the next business day after delivery by overnight courier, when received when sent by telecopy or upon receipt when delivered personally.

                  (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to Headwaters and Headwaters will provide the parties hereto with a copy of the entire Agreement.

                  (e) Amendments. This Agreement may only be amended by a writing duly executed by the parties hereto.

                  (f) Severability. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

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

                  (g) Governing Law; Submission to Process. THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE SALT LAKE CITY DISTRICT COURT FOR THE STATE OF UTAH OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF UTAH AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER UTAH OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (h) Entire Agreement. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings

                  (i) Further Assurances. Company agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

                  (j) Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (k) Assignments and Participations. Company may not assign its rights or obligations hereunder or under the loan without the prior written consent of Holder. Holder may assign all or any portion of the loan or Warrants without the prior consent of Company. Holder may sell or agree to sell to one or more other persons a participation in all or any part of any of the loan or Warrants without the prior consent of Company. Upon surrender of the loan or Warrants, Company shall execute and deliver one or more substitute notes, warrants or other securities in such denominations and of a like aggregate unpaid principal amount or other amount issued to Holder and/or to Holder's designated transferee or transferees. Holder may furnish any information in the possession of Holder concerning Company, or any of its respective subsidiaries, from time to time to assignees and participants (including prospective assignees and participants).

                  (l) Waivers; Indemnity. Company waives presentment and demand for payment, notice of dishonor, protest of this Agreement, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. Company shall indemnify and hold harmless from any claim, obligation or liability (including without limitation reasonable attorneys fees and expenses) arising out of this Agreement or the transactions contemplated under the Loan Documents.

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

                  (m) JURY WAIVER. HOLDER AND COMPANY EACH WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

                            [Signature page follows]


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.

                                              NEXTSTEP BROADBAND CORPORATION
                                              a Delaware corporation

                                              By:   /s/ Alex Chaffetz
                                                  ------------------------
                                                   Name: Alex Chaffetz
                                                   Title: President

                                              HEADWATERS INCORPORATED
                                              a Delaware corporation

                                              By: /s/ Kirk A. Benson
                                                  ------------------------
                                                  Name: Kirk A. Benson
                                                  Title: CEO


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